Exhibit 99.1

Middletown, CT	Contact: Kevin R. Hoben
June 12, 2017	(860) 704-6820

Omega Flex, Inc. Announces Intention to Launch New Product

New Changes to Health Care Facilities Code Paves Way for

Commercialization of MediTrac® Corrugated Medical Gas Tubing

Omega Flex, Inc. (the “Company”) (Nasdaq:OFLX) today announced that the National Fire Protection Association has adopted revisions to the Health Care Facilities Code (NFPA 99) to permit the use of corrugated medical gas tubing (“CMT”) to convey medical gases in health care facilities in the United States. These changes to NFPA 99 will become effective in January 2018. OmegaFlex is working to qualify its CMT product, MediTrac®, to demonstrate compliance with the new NFPA 99 requirements, with product commercialization expected in 2018.

This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of our control.

Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect our current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (including its subsidiaries and affiliates) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.